Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. Reports Unaudited Third Quarter 2023 Earnings

Scranton, PA, October 30, 2023/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three and nine months ended September 30, 2023.

Peoples reported net income of $6.7 million, or $0.95 per diluted share for the three months ended September 30, 2023, a 32.3% decrease when compared to $10.0 million, or $1.38 per share for the comparable period of 2022. Quarterly net income included lower net interest income of $3.7 million due to higher deposit costs, and higher operating expenses of $1.1 million mainly due to acquisition related expenses as noted below, partially offset by a lower provision for credit losses of $0.6 million and higher noninterest income of $0.4 million.

For the nine months ended September 30, 2023, net income was $23.8 million, or $3.31 per diluted share, a 17.5% decrease when compared to $29.0 million, or $4.01 per diluted share for the comparable period of 2022. Net interest income for the current period decreased $4.9 million when compared to the nine months ended September 30, 2022 as higher interest income due to increased rates was more than offset by increased funding costs. Higher operating expenses of $4.5 million were partially offset by a $2.8 million decrease to the provision for credit losses and a $0.3 million increase in noninterest income.

Core net income, a non-GAAP measure1, excludes acquisition related expenses from the previously announced combination further discussed below, of $869 thousand and $990 thousand incurred during the three and nine months ended September 30, 2023, respectively. Core net income totaled $7.5 million or $1.05 per diluted share for the three months ended September 30, 2023 compared to $10.0 million, or $1.38 per share for the comparable period of 2022. For the nine months ended September 30, 2023, core net income was $24.5 million and $3.42 per diluted share, compared to $29.0 million and $4.01 per diluted share in the year ago period.

STRATEGIC COMBINATION WITH FNCB BANCORP, INC.

On September 27, 2023, Peoples announced it had entered into a definitive agreement to strategically combine with FNCB Bancorp, Inc., the parent company of FNCB Bank (“FNCB”). The transaction is expected to close in the first half of 2024, subject to satisfaction of customary closing conditions, including regulatory approvals and shareholder approval from both Peoples and FNCB shareholders. Highlights of the proposed transaction include:

●	Strategic merger that creates a bank holding company with nearly $5.5 billion in assets.

●	#2 ranked deposit market share in the Scranton-Wilkes Barre metro statistical area and #5 ranked Pennsylvania-headquartered community bank under $20 billion in total assets.
●	The proposed transaction is projected to deliver estimated 59% EPS accretion to Peoples in 2025, inclusive of all merger synergies, and a 51% dividend increase to Peoples shareholders.

FINANCIAL HIGHLIGHTS

●	Net income for the nine months ended September 30, 2023 was $23.8 million or $3.31 per diluted share.

●	Dividends paid during the nine months ended September 30, 2023 totaled $1.23 per share representing a 4.2% increase from the comparable period in 2022.

●	Net loan growth for the three and nine months ended September 30, 2023 was $27.7 million and $140.9 million and consisted primarily of commercial real estate loans.

1 See reconciliation of non-GAAP financial measures on pp.18-20

●	Total deposits grew $318.5 million to $3.4 billion during the first nine months of 2023 with core deposits, excluding brokered deposits, increasing $70.5 million or 2.3% during the same period. Core deposits increased $135.6 million during the three months ended September 30, 2023 due in part to seasonal inflows of municipal deposits.

●	At September 30, 2023, the Company had $254.5 million in cash and cash equivalents, an increase of $216.7 million from December 31, 2022. Additional contingent sources of available liquidity total $1.6 billion and include lines of credit at the Federal Reserve Bank and Federal Home Loan Bank of Pittsburgh (FHLB), brokered deposit capacity and unencumbered securities that may be pledged as collateral. The Company’s cash and cash equivalents balance and available liquidity represent 48.5% of total assets and 55.1% of total deposits.
●	At September 30, 2023, total estimated insured deposits, were approximately $2.4 billion, or 71.6% of total deposits; as compared to approximately $1.9 billion, or 63.1% of total deposits at December 31, 2022. Included in the uninsured total at September 30, 2023 is $475.7 million of municipal deposits collateralized by letters of credit issued by the FHLB and pledged investment securities, and $0.2 million of affiliate company deposits. Total insured and collateralized deposits represent 85.7% and 77.9% of total deposits at September 30, 2023 and December 31, 2022, respectively.
●	89,558 shares were repurchased during the three months ended September 30, 2023 at an average price per share of $43.95 and retired under the Company’s common stock repurchase plan, which was terminated during the quarter.
●	Tangible book value increased 5.3% to $37.07 at September 30, 2023 from $35.19 at December 31, 2022.
●	Asset quality remained strong as nonperforming assets as a percentage of total assets at September 30, 2023 was 0.10%, compared to 0.12% and 0.12% at December 31, 2022 and September 30, 2022.

  INCOME STATEMENT REVIEW

●	Calculated on a fully taxable equivalent basis, a non-GAAP measure[1], our net interest margin for the three months ended September 30, 2023 was 2.44%, a decrease of 17 basis points when compared to the 2.61% for the three months ended June 30, 2023 and 64 basis points when compared to 3.08% for the same three month period in 2022. The decrease in net interest margin from the prior three month period and year ago period was due to higher funding costs offsetting the increased yield and balance of earning assets.
●	The tax-equivalent yield on interest-earning assets increased 9 basis points to 4.40% during the three months ended September 30, 2023 from 4.31% during the three months ended June 30, 2023, and increased 81 basis points when compared to 3.59% for the three months ended September 30, 2022.
●	Our cost of funds, which represents our average rate paid on total interest-bearing liabilities, increased 32 basis points to 2.61% for the three months ended September 30, 2023 when compared to 2.29% during the three months ended June 30, 2023 and increased 189 basis points compared to 0.72% in the prior year period. We continued to increase interest rates paid on deposits during the quarter to attract new deposits, retain current balances and maintain liquidity.
●	Our cost of interest-bearing deposits increased 32 basis points during the current three month period to 2.53% from 2.21% in the prior three month period ended June 30, 2023, and increased 194 basis points compared to 0.59% for the three months ended September 30, 2022.
●	Our cost of total deposits for the three months ended September 30, 2023 increased 28 basis points to 2.00% from 1.72% during the three months ended June 30, 2023, and increased 156 basis points compared to 0.44% for the three months ended September 30, 2022.

Third Quarter 2023 Results – Comparison to Prior-Year Quarter

Tax-equivalent net interest income, a non-GAAP measure1, for the three months ended September 30, decreased $3.7 million or 14.5% to $21.8 million in 2023 from $25.5 million in 2022. The decrease in tax equivalent net interest income was due to higher tax-equivalent interest income of $9.5 million less elevated interest expense of $13.2 million.

1 See reconciliation of non-GAAP financial measures on pp.18-20

The higher interest income was the result of an increase in yield and average balance of earning assets. Average earning assets were $255.6 million higher in the three month period ended September 30, 2023 when compared to the year ago period. The tax-equivalent yield on the loan portfolio was 4.85% and 4.09% for the three months ended September 30, 2023 and 2022, respectively. This increase was due to the higher rates on adjustable and floating rate loans, and new loan originations. Loans, net, averaged $2.9 billion for the three months ended September 30, 2023 and $2.6 billion for the comparable period in 2022. For the three months ended September 30, the tax-equivalent yield on total investments increased to 1.75% in 2023 from 1.67% in 2022. Average investments totaled $542.5 million in the three months ended September 30, 2023 and $656.4 million in the three months ended September 30, 2022.

The increased interest expense in the three months ended September 30, 2023 was due primarily to higher rates on consumer, business and municipal deposits driven by the higher interest rate environment. The Company's total cost of deposits increased during the three months ended September 30, 2023 compared to the year ago period by 156 basis points to 2.00%, and the cost of interest-bearing deposits increased 194 basis points to 2.53% from 0.59% in the previous year three month period. Short-term borrowings averaged $21.8 million in the current period and added $0.3 million of interest expense at an average cost of 5.31% compared to $78.9 million in short-term borrowings and interest expense of $0.5 million in the year ago period at an average cost of 2.30%.

Average interest-bearing liabilities increased $319.3 million for the three months ended September 30, 2023, compared to the corresponding period last year due primarily to an increase in non-maturity and brokered certificate of deposits. Average noninterest-bearing deposits decreased $82.5 million or 10.7% from the prior period and represented 21.0% of total average deposits in the period, due in part to a shift to interest-bearing accounts.

For the three months ended September 30, 2023, a credit of $0.2 million was recorded to the provision for credit losses compared to a provision of $0.5 million in the year ago period. The current period provision credit was due to the impact of various factors such as updated economic assumptions as well as changes in qualitative adjustments, portfolio composition and asset quality. Changes to qualitative factors related to lower loan growth. The year ago period included a provision for credit losses of $0.5 million based on our previous allowance for credit losses methodology and then current conditions.

Noninterest income for the three months ended September 30, 2023 was $3.7 million, a $0.4 million increase from the prior year’s quarter. Higher retail and commercial account service charges and swap related revenue, was partially offset by lower mortgage banking fees.

Noninterest expense increased $1.1 million or 7.0% to $17.1 million for the three months ended September 30, 2023, from $15.9 million for the three months ended September 30, 2022. Acquisition related expenses, including legal and consulting and advisory fees, totaled $0.9 million. Salaries and employee benefits increased $0.3 million or 3.7% due to annual merit increases; new hires; lower deferred loan origination costs; and higher employee benefit costs. Occupancy and equipment expenses were higher by $0.3 million in the current period due to the increase in information technology expenses and higher facilities maintenance costs. Other expenses decreased $0.2 million due primarily to lower Pennsylvania shares taxes, partially offset by higher FDIC assessments and loan account processing fees.

The provision for income tax expense was $1.3 million for the three months ended September 30, 2023 and $2.0 million for the three months ended September 30, 2022, a decrease of $0.7 million due to lower taxable income.

Nine-Month Results – Comparison to Prior Year First Nine Months

Our net interest margin, a non-GAAP measure1, for the nine months ended September 30, 2023 was 2.62%, a decrease of 42 basis points over the prior year’s period of 3.04%. Tax-equivalent net interest income, a non-GAAP measure1, for the nine months ended September 30 decreased $4.8 million, or 6.6%, to $67.9 million in 2023 from $72.7 million in 2022. The decrease in net interest income was the result of higher loan interest income due to increased volume and rates on new loans and those that are repricing, offset by the higher cost of deposit funding. In addition, the 2023 period included $0.2 million in Small Business Administration Paycheck Protection Program (PPP) interest and fees, compared to the $1.7 million in the year ago period. Investments decreased $85.0 million compared to September 30, 2022, as the Company engaged in investment sales during the first three months of 2023 to, in part, fund loan growth and repay short-term borrowings. The yield on earning assets was 4.29% for the first nine months of 2023 compared to 3.39% for the nine month period ended September 30, 2022. The cost of interest bearing liabilities during the nine

1See reconciliation of non-GAAP financial measures on pp.18-20 month period ended September 30, 2023 increased 177 basis points to 2.26% from 0.49% for the nine months ended September 30, 2022 as the cost of all deposit products and short-term borrowing costs increased. Furthermore, the Company, as part of its strategy to improve on-balance sheet liquidity, added $259.0 million of brokered certificate of deposits at an average cost of 5.16% during the first nine months of 2023.

For the nine months ended September 30, 2023, a credit to the provision for credit losses of $1.1 million was recorded due to various factors including updated economic assumptions as well as changes in qualitative factors, portfolio composition and improved asset quality.

Noninterest income was $10.9 million for the nine months ended September 30, 2023 and $10.6 million for the comparable period ended September 30, 2022.  During the period, service charges, fees and commissions increased $0.6 million, due in part to a $0.4 million increase in consumer and commercial deposit service charges and increased dividends on FHLB stock. Merchant services income decreased $0.3 million during the nine months ended September 30, 2023 compared to the prior year on lower transaction volume incentives. Interest rate swap revenue decreased $0.2 million on lower origination volume and market value adjustments.

Noninterest expense for the nine months ended September 30, 2023, was $50.2 million, an increase of $4.5 million from $45.7 million for the nine months ended September 30, 2022. The increase was due primarily to $2.0 million in higher salaries and benefits expense due to annual merit increases, expansion market investments and lower deferred loan origination costs, which are recorded as a contra-salary expense, of $0.7 million due to lower loan origination volume compared to the year ago period. Occupancy and equipment expenses were higher by $0.6 million in the current period due to higher technology costs related to increased account and transaction volumes and increased facility expenses. The year ago period included $0.5 million of gains from the sale of other real estate owned, which is included in noninterest expense. Acquisition related expenses totaled $1.0 million. Other expenses including professional fees, loan account processing fees, Pennsylvania shares tax and FDIC assessments accounted for an increase of $0.7 million.

The provision for income taxes for the nine months ended September 30, 2023 decreased $1.1 million and the effective tax rate was 16.0% as compared to 16.2% in the prior period.

BALANCE SHEET REVIEW

At September 30, 2023, total assets, loans and deposits were $3.8 billion, $2.9 billion and $3.4 billion, respectively. During the nine month period, investment sales, deposit growth and FHLB term borrowings were utilized to fund loan growth and repay short-term borrowings.

Loan growth for nine months ended September 30, 2023 was $140.9 million or 6.9% annualized. Growth slowed during the three months ended September 30, 2023 and June 30, 2023, totaling $27.7 million and $25.2 million, respectively, when compared to loan growth of $88.0 million during the first three months of 2023. The Company has intentionally slowed loan growth and has focused on building liquidity due to economic uncertainty. Commercial real estate loans made up the majority of the growth with residential real estate loans also increasing. At September 30, 2023, gross PPP loans remaining totaled $22.0 million and net deferred PPP fees remaining totaled $0.2 million.

Total investments were $468.6 million at September 30, 2023, compared to $569.0 million at December 31, 2022. At September 30, 2023, the available-for-sale securities totaled $382.2 million and the held-to-maturity securities totaled $86.2 million. The unrealized losses on the held-to-maturity portfolio totaled $17.4 million and $14.6 million at September 30, 2023 and December 31, 2022, respectively. During the three month period ended March 31, 2023, $65.6 million in U.S. Treasury, tax-exempt municipals and mortgage-backed securities were sold at a net gain of $81 thousand. The proceeds were used to pay-down higher cost short-term borrowings.

Total deposits increased $318.5 million during the nine months ending September 30, 2023. Noninterest-bearing deposits decreased $81.7 million and interest-bearing deposits increased $400.2 million during the nine months ended September 30, 2023. The increase in deposits was due to a $248.0 million net increase in brokered deposits, $135.3 million in commercial deposits and a $53.7 million increase in municipal deposits, partially offset by $118.4 million in reduced retail deposits. The Company added $259.0 million of longer-term callable brokered CDs during the first six months of 2023 to improve its on-balance sheet liquidity position and mitigate risk of higher rates. The Company has the option to call the CDs after an initial three or six month period.

The deposit base consisted of 41.0% retail accounts, 32.8% commercial accounts, 18.1% municipal relationships and 8.1% brokered deposits at September 30, 2023. At September 30, 2023, total estimated uninsured deposits, were $955.9 million, or approximately 28.4% of total deposits as compared to $1.1 billion, or 36.9% of total deposits at December 31, 2022. Included in the uninsured total at September 30, 2023 is $475.7 million of municipal deposits collateralized by letters of credit issued by the FHLB and pledged investment securities, and $0.2 million of affiliate company deposits. As an additional resource to our uninsured depositors, we offer all depositors access to IntraFi's CDARS and ICS programs which allows deposit customers to obtain full FDIC deposit insurance while maintaining their relationship with our Bank.

During the nine months ended September 30, 2023, the Company utilized a portion of its available line at the FHLB and increased its long-term debt $25.0 million due to favorable pricing on the borrowings versus alternative funding sources.

In addition to deposit gathering and our current long term borrowings, we have additional sources of liquidity available such as cash and cash equivalents, overnight borrowings from the FHLB, the Federal Reserve’s Discount Window and Borrower-in-Custody program, correspondent bank lines of credit, brokered deposit capacity and unencumbered securities. At September 30, 2023, the Company had $254.5 million in cash and cash equivalents, an increase of $216.7 million from December 31, 2022. Although we do not plan to access the Federal Reserve's Bank Term Funding Program (BTFP), we have $4.0 million in collateral availability and an additional $371.4 million of borrowing capacity based on the par value of unencumbered securities available as collateral under this line. At September 30, 2023, we had $1.6 billion in available additional liquidity representing 41.8% of total assets, 47.5% of total deposits and 167.3% of uninsured deposits. For additional information on our deposit portfolio and additional sources of liquidity, see the tables on page 16.

The Company maintained its well capitalized position at September 30, 2023. Stockholders' equity equaled $324.4 million or $46.07 per share at September 30, 2023, and $315.4 million or $44.06 per share at December 31, 2022. The increase in stockholders’ equity from December 31, 2022 is primarily attributable to net income offset in part by an increase to accumulated other comprehensive loss (“AOCI”) resulting from an increase in the unrealized loss on available for sale securities. The net after tax unrealized loss on available for sale securities included in AOCI at September 30, 2023 and December 31, 2022 was $55.7 million and $52.0 million, respectively.

Tangible stockholders' equity, a non-GAAP measure1, increased to $37.07 per share at September 30, 2023, from $35.19 per share at December 31, 2022. Dividends declared for the nine months ended September 30, 2023 amounted to $1.23 per share, a 4.2% increase from the 2022 period, representing a dividend payout ratio of 37.2% of net income. During the nine months ended September 30, 2023, 131,686 shares were purchased and retired under the Company’s common stock repurchase plan at an average price per share of $44.29.

ASSET QUALITY REVIEW

Asset quality metrics remained strong and continued to improve. Nonperforming assets were $3.8 million or 0.13% of loans, net and foreclosed assets at September 30, 2023, compared to $4.1 million or 0.15% of loans, net and foreclosed assets at December 31, 2022. As a percentage of total assets, nonperforming assets improved to 0.10% at September 30, 2023 compared to 0.12% at December 31, 2022.  The decrease in nonperforming assets was due to the reclassification of accruing troubled debt restructurings due to the January 1, 2023 change in accounting guidance noted below, reduced levels of loans 90 days or more past due and still accruing and collection activities. At September 30, 2023, the Company had no foreclosed properties.

Effective January 1, 2023, the Company transitioned to ASU 2016-13 Financial Instruments – Credit Losses (Topic 326), commonly referred to as Current Expected Credit Losses (CECL). As a result of the transition to CECL, the allowance for credit losses was reduced $3.3 million to $24.2 million effective January 1, 2023 and the reserve for unfunded commitments was increased $270 thousand to $450 thousand. The cumulative adjustment, net of tax, was recorded as an adjustment to retained earnings effective January 1, 2023.

During the nine month period ended September 30, 2023, a $1.1 million credit to loan losses and net charge-offs of $76 thousand were recorded. The allowance for credit losses equaled $23.0 million or 0.80% of loans, net at September 30, 2023 compared to $27.5 million or 1.01% of loans, net, at December 31, 2022.  Loans charged-off, net of recoveries,

1See reconciliation of non-GAAP financial measures on pp.18-20 for the nine months ended September 30, 2023 were minimal at $76 thousand, compared to $261 thousand or 0.02% of average loans for the comparable period last year.

About Peoples:

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Schuylkill, Susquehanna, and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York through 28 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results included in this release contain items, which Peoples considers non-core, namely acquisition related expenses and gain or loss on the sale of securities available for sale. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and Peoples Security Bank and Trust Company (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; the impact on financial markets from geopolitical conflicts such as the military conflict between Russia and Ukraine and the developing conflict in Israel; credit risk associated with our lending activities; changes in interest rates, loan demand, deposit flows, real estate values and competition; changes in customer behaviors, including consumer spending, borrowing and savings habits; changes in accounting principles, policies, and guidelines including our adoption of Current Expected Credit Losses (CECL) methodology, and any potential volatility in the Company’s operating results due to application of the CECL methodology; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; our ability to identify and address cyber-security risks and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services; adverse developments in the financial industry generally, such as recent bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations and, specifically, the pending strategic combination involving the merger of FNCB with and into Peoples (the “Merger”) may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Additional Information regarding the Merger and Where to Find It

In connection with the proposed Merger, Peoples will file a registration statement on Form S-4 with the SEC. The registration statement will include a joint proxy statement of Peoples and FNCB, which also constitutes a prospectus of Peoples, that will be sent to shareholders of Peoples and shareholders of FNCB seeking certain approvals related to the proposed transaction.

The information contained in this release does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS OF PEOPLES AND FNCB AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS TO BE INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PEOPLES, FNCB AND THE PROPOSED TRANSACTION.

Investors and shareholders will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus as well as other relevant documents filed with the SEC containing information about Peoples and FNCB without charge, at the SEC s website www.sec.gov. Copies of documents filed with the SEC by Peoples will be made available free of charge in the "Investor Relations" section of Peoples' website, www.psbt.com under the heading "SEC Filings." Copies of documents filed with the SEC by FNCB will be made available free of charge in the "About FNCB" section of FNCB's website,www.fncb.com.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend (Unaudited)

(In thousands, except share and per share data)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
	2023	2023	2023	2022	2022
Key performance data:
Share and per share amounts:
Net income	$0.95	$1.31	$1.05	$1.27	$1.38
Core net income (1)	$1.05	$1.31	$1.04	$1.49	$1.38
Cash dividends declared	$0.41	$0.41	$0.41	$0.40	$0.40
Book value	$46.07	$46.53	$45.96	$44.06	$42.14
Tangible book value (1)	$37.07	$37.64	$37.09	$35.19	$33.26
Market value:
High	$48.19	$44.60	$53.48	$57.60	$56.09
Low	$40.04	$30.60	$42.52	$47.00	$46.84
Closing	$40.10	$43.79	$43.35	$51.84	$46.84
Market capitalization	$282,338	$312,241	$309,985	$371,072	$335,503
Common shares outstanding	7,040,852	7,130,409	7,150,757	7,158,017	7,162,750
Selected ratios:
Return on average stockholders’ equity	8.05%	11.42%	9.43%	11.79%	12.69%
Core return on average stockholders’ equity (1)	8.91%	11.54%	9.35%	13.81%	12.69%
Return on average tangible stockholders’ equity	9.95%	14.12%	11.71%	14.87%	15.94%
Core return on average tangible stockholders’ equity (1)	11.01%	14.28%	11.61%	17.41%	15.94%
Return on average assets	0.72%	1.04%	0.86%	1.04%	1.14%
Core return on average assets (1)	0.79%	1.05%	0.85%	1.22%	1.14%
Stockholders’ equity to total assets	8.48%	9.01%	8.93%	8.87%	8.58%
Efficiency ratio (1)(2)	63.50%	63.51%	60.61%	60.07%	54.95%
Nonperforming assets to loans, net, and foreclosed assets	0.13%	0.07%	0.07%	0.15%	0.16%
Nonperforming assets to total assets	0.10%	0.06%	0.05%	0.12%	0.12%
Net charge-offs to average loans, net	0.01%	0.00%	0.00%	0.03%	0.00%
Allowance for credit losses to loans, net	0.80%	0.82%	0.90%	1.01%	1.14%
Interest-bearing assets yield (FTE) (3)	4.40%	4.31%	4.16%	3.84%	3.59%
Cost of funds	2.61%	2.29%	1.84%	1.20%	0.72%
Net interest spread (FTE) (3)	1.79%	2.02%	2.32%	2.64%	2.87%
Net interest margin (FTE) (3)	2.44%	2.61%	2.82%	2.97%	3.08%
(1)	See Reconciliation of Non-GAAP financial measures on pages 18-20.
(2)	Total noninterest expense less amortization of intangible assets and acquisition related expenses, divided by tax-equivalent net interest income and noninterest income less net gains (losses) on investment securities available for sale.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Sept 30	Sept 30
Nine months ended	2023	2022
Interest income:
Interest and fees on loans:
Taxable	$95,283	$67,990
Tax-exempt	4,205	3,717
Interest and dividends on investment securities:
Taxable	5,973	6,176
Tax-exempt	1,210	1,546
Dividends	4	2
Interest on interest-bearing deposits in other banks	190	61
Interest on federal funds sold	2,914	201
Total interest income	109,779	79,693
Interest expense:
Interest on deposits	39,805	6,381
Interest on short-term borrowings	1,590	579
Interest on long-term debt	569	67
Interest on subordinated debt	1,330	1,330
Total interest expense	43,294	8,357
Net interest income	66,485	71,336
(Credit to) provision for credit losses	(1,103)	1,700
Net interest income after (credit to) provision for credit losses	67,588	69,636
Noninterest income:
Service charges, fees, commissions and other	5,847	5,167
Merchant services income	542	833
Commissions and fees on fiduciary activities	1,691	1,697
Wealth management income	1,177	1,064
Mortgage banking income	295	407
Increase in cash surrender value of life insurance	790	731
Interest rate swap revenue	512	757
Net (losses) on equity investment securities	(17)	(37)
Net gains on sale of investment securities available for sale	81
Total noninterest income	10,918	10,619
Noninterest expense:
Salaries and employee benefits expense	26,346	24,365
Net occupancy and equipment expense	12,678	12,061
Acquisition related expenses	990
Amortization of intangible assets	86	289
Net gains on sale of other real estate owned	(18)	(478)
Other expenses	10,140	9,480
Total noninterest expense	50,222	45,717
Income before income taxes	28,284	34,538
Provision for income tax expense	4,534	5,587
Net income	$23,750	$28,951
Other comprehensive loss:
Unrealized losses on investment securities available for sale	$(4,690)	$(72,791)
Reclassification adjustment for (gains) on available for sale securities included in net income	(81)
Change in derivative fair value	826	(740)
Income tax benefit related to other comprehensive (loss)	(851)	(15,442)
Other comprehensive loss, net of income tax benefit	(3,094)	(58,089)
Comprehensive income (loss)	$20,656	$(29,138)
Share and per share amounts:
Net income - basic	$3.33	$4.04
Net income - diluted	3.31	4.01
Cash dividends declared	1.23	1.18
Average common shares outstanding - basic	7,130,506	7,171,382
Average common shares outstanding - diluted	7,165,570	7,214,966

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2023	2023	2023	2022	2022
Interest income:
Interest and fees on loans:
Taxable	$33,095	$32,139	$30,049	$27,515	$25,128
Tax-exempt	1,411	1,405	1,389	1,367	1,338
Interest and dividends on investment securities:
Taxable	1,920	1,929	2,124	2,058	2,096
Tax-exempt	375	378	457	520	521
Dividends		2	2
Interest on interest-bearing deposits in other banks	91	85	14	40	41
Interest on federal funds sold	1,873	798	243	141	106
Total interest income	38,765	36,736	34,278	31,641	29,230
Interest expense:
Interest on deposits	16,481	13,714	9,610	6,251	3,316
Interest on short-term borrowings	291	213	1,086	524	457
Interest on long-term debt	273	269	27	9	16
Interest on subordinated debt	443	444	443	444	443
Total interest expense	17,488	14,640	11,166	7,228	4,232
Net interest income	21,277	22,096	23,112	24,413	24,998
(Credit to) provision for credit losses	(166)	(2,201)	1,264	(2,149)	450
Net interest income after (credit to) provision for credit losses	21,443	24,297	21,848	26,562	24,548
Noninterest income:
Service charges, fees, commissions and other	1,900	1,982	1,965	1,909	1,714
Merchant services income	170	254	118	131	157
Commissions and fees on fiduciary activities	606	528	557	532	591
Wealth management income	393	386	398	366	339
Mortgage banking income	87	105	103	104	135
Increase in cash surrender value of life insurance	270	262	258	289	269
Interest rate swap revenue	266	23	223	(135)	130
Net gains (losses) on investment equity securities		12	(29)	6	(18)
Net gains (losses) on sale of investment securities available for sale			81	(1,976)
Total noninterest income	3,692	3,552	3,674	1,226	3,317
Noninterest expense:
Salaries and employee benefits expense	8,784	8,482	9,080	9,188	8,474
Net occupancy and equipment expense	4,298	4,277	4,103	5,045	4,025
Acquisition related expenses	869	121
Amortization of intangible assets	29	28	29	74	96
Net gains on sale of other real estate	(18)
Other expenses	3,092	3,706	3,342	2,653	3,340
Total noninterest expense	17,054	16,614	16,554	16,960	15,935
Income before income taxes	8,081	11,235	8,968	10,828	11,930
Income tax expense	1,335	1,810	1,389	1,689	1,962
Net income	$6,746	$9,425	$7,579	$9,139	$9,968
Other comprehensive (loss) income:
Unrealized (loss) gain on investment securities available for sale	$(10,378)	$(5,148)	$10,836	$6,356	$(21,510)
Reclassification adjustment for (gains) losses on available for sale securities included in net income			(81)	1,976
Change in benefit plan liabilities				370
Change in derivative fair value	747	2,049	(1,970)	12	(46)
Income tax (benefit) expense related to other comprehensive (loss) income	(2,074)	(668)	1,891	1,447	(4,527)
Other comprehensive (loss) income, net of income tax (benefit) expense	(7,557)	(2,431)	6,894	7,267	(17,029)
Comprehensive (loss) income	$(811)	$6,994	$14,473	$16,406	$(7,061)
Share and per share amounts:
Net income - basic	$0.95	$1.32	$1.06	$1.28	$1.39
Net income - diluted	0.95	1.31	1.05	1.27	1.38
Cash dividends declared	0.41	0.41	0.41	0.40	0.40
Average common shares outstanding - basic	7,088,745	7,145,975	7,157,553	7,158,329	7,169,809
Average common shares outstanding - diluted	7,120,685	7,177,915	7,198,970	7,201,785	7,213,147

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Three Months Ended
	September 30, 2023			September 30, 2022
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$2,627,700	$33,095	5.00%	$2,377,803	$25,128	4.19%
Tax-exempt	226,628	1,786	3.13	225,637	1,694	2.98
Total loans	2,854,328	34,881	4.85	2,603,440	26,822	4.09
Investments:
Taxable	454,727	1,920	1.68	544,782	2,096	1.53
Tax-exempt	87,731	475	2.15	111,578	659	2.34
Total investments	542,458	2,395	1.75	656,360	2,755	1.67
Interest-bearing deposits	6,893	91	5.24	9,180	41	1.77
Federal funds sold	134,583	1,873	5.52	13,665	106	3.08
Total earning assets	3,538,262	39,240	4.40%	3,282,645	29,724	3.59%
Less: allowance for credit losses	23,691			29,863
Other assets	215,472			210,724
Total assets	$3,730,043	$39,240		$3,463,506	$29,724
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$697,387	$5,945	3.38%	$630,165	$1,228	0.77%
Interest-bearing demand and NOW accounts	800,978	4,335	2.15	770,582	1,184	0.61
Savings accounts	462,468	272	0.23	527,244	123	0.09
Time deposits less than $100	412,705	4,234	4.07	132,599	358	1.07
Time deposits $100 or more	208,153	1,695	3.23	168,239	423	1.00
Total interest-bearing deposits	2,581,691	16,481	2.53	2,228,829	3,316	0.59
Short-term borrowings	21,759	291	5.31	78,922	457	2.30
Long-term debt	25,000	273	4.33	1,369	16	4.64
Subordinated debt	33,000	443	5.33	33,000	443	5.33
Total borrowings	79,759	1,007	5.01	113,291	916	3.21
Total interest-bearing liabilities	2,661,450	17,488	2.61	2,342,120	4,232	0.72
Noninterest-bearing deposits	688,301			770,833
Other liabilities	47,788			38,840
Stockholders’ equity	332,504			311,713
Total liabilities and stockholders’ equity	$3,730,043			$3,463,506
Net interest income/spread		$21,752	1.79%		$25,492	2.87%
Net interest margin			2.44%			3.08%
Tax-equivalent adjustments:
Loans		$375			$356
Investments		100			138
Total adjustments		$475			$494

The average balances of assets and liabilities, corresponding interest income and expense and resulting average yields or rates paid are summarized as follows. Averages for earning assets include nonaccrual loans. Investment averages include available for sale securities at amortized cost. Income on investment securities and loans is adjusted to a tax equivalent basis using the prevailing federal statutory tax rate of 21%.

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	For the Nine Months Ended
	September 30, 2023			September 30, 2022
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$2,596,848	$95,283	4.91%	$2,260,993	$67,990	4.02%
Tax-exempt	225,178	5,323	3.16	213,803	4,705	2.94
Total loans	2,822,026	100,606	4.77	2,474,796	72,695	3.93
Investments:
Taxable	474,425	5,977	1.68	540,512	6,178	1.53
Tax-exempt	92,111	1,532	2.22	111,041	1,957	2.36
Total investments	566,536	7,509	1.77	651,553	8,135	1.67
Interest-bearing deposits	5,004	190	5.08	9,846	61	0.83
Federal funds sold	72,098	2,914	5.40	66,057	201	0.41
Total earning assets	3,465,664	111,219	4.29%	3,202,252	81,092	3.39%
Less: allowance for credit losses	24,711			29,144
Other assets	211,537			216,960
Total assets	$3,652,490	$111,219		$3,390,068	$81,092
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$694,478	$15,459	2.98%	$604,918	$2,061	0.46%
Interest bearing demand and NOW accounts	768,277	10,661	1.86	790,852	2,248	0.38
Savings accounts	485,985	727	0.20	517,381	316	0.08
Time deposits less than $100	327,810	8,980	3.66	128,639	965	1.00
Time deposits $100 or more	195,450	3,978	2.72	160,949	791	0.66
Total interest-bearing deposits	2,472,000	39,805	2.15	2,202,739	6,381	0.39
Short-term borrowings	43,125	1,590	4.93	40,401	579	1.92
Long-term debt	17,576	569	4.33	1,911	67	4.69
Subordinated debt	33,000	1,330	5.39	33,000	1,330	5.39
Total borrowings	93,701	3,489	4.98	75,312	1,976	3.51
Total interest-bearing liabilities	2,565,701	43,294	2.26	2,278,051	8,357	0.49
Noninterest-bearing deposits	714,779			751,549
Other liabilities	42,101			35,947
Stockholders’ equity	329,909			324,521
Total liabilities and stockholders’ equity	$3,652,490			$3,390,068
Net interest income/spread		$67,925	2.03%		$72,735	2.90%
Net interest margin			2.62%			3.04%
Tax-equivalent adjustments:
Loans		$1,118			$988
Investments		322			411
Total adjustments		$1,440			$1,399

The average balances of assets and liabilities, corresponding interest income and expense and resulting average yields or rates paid are summarized as follows. Averages for earning assets include nonaccrual loans. Investment averages include available for sale securities at amortized cost. Income on investment securities and loans is adjusted to a tax equivalent basis using the prevailing federal statutory tax rate of 21%.

Peoples Financial Services Corp.

Details of Net Interest Income and Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2023	2023	2023	2022	2022
Net interest income:
Interest income:
Loans, net:
Taxable	$33,095	$32,139	$30,049	$27,515	$25,128
Tax-exempt	1,786	1,780	1,757	1,730	1,694
Total loans, net	34,881	33,919	31,806	29,245	26,822
Investments:
Taxable	1,920	1,931	2,126	2,058	2,096
Tax-exempt	475	481	576	658	659
Total investments	2,395	2,412	2,702	2,716	2,755
Interest on interest-bearing balances in other banks	91	85	14	40	41
Federal funds sold	1,873	798	243	141	106
Total interest income	39,240	37,214	34,765	32,142	29,724
Interest expense:
Deposits	16,481	13,714	9,610	6,251	3,316
Short-term borrowings	291	213	1,086	524	457
Long-term debt	273	269	27	9	16
Subordinated debt	443	444	443	444	443
Total interest expense	17,488	14,640	11,166	7,228	4,232
Net interest income	$21,752	$22,574	$23,599	$24,914	$25,492
Loans, net:
Taxable	5.00%	4.93%	4.79%	4.47%	4.19%
Tax-exempt	3.13%	3.17%	3.18%	3.08%	2.98%
Total loans, net	4.85%	4.79%	4.66%	4.35%	4.09%
Investments:
Taxable	1.68%	1.65%	1.73%	1.54%	1.53%
Tax-exempt	2.15%	2.18%	2.33%	2.35%	2.34%
Total investments	1.75%	1.73%	1.83%	1.68%	1.67%
Interest-bearing balances with banks	5.24%	5.04%	4.66%	3.41%	1.77%
Federal funds sold	5.52%	5.24%	5.09%	3.86%	3.08%
Total interest-earning assets	4.40%	4.31%	4.16%	3.84%	3.59%
Interest expense:
Deposits	2.53%	2.21%	1.67%	1.08%	0.59%
Short-term borrowings	5.31%	5.07%	4.81%	4.20%	2.30%
Long-term debt	4.33%	4.32%	4.41%	4.87%	4.64%
Subordinated debt	5.33%	5.40%	5.44%	5.33%	5.33%
Total interest-bearing liabilities	2.61%	2.29%	1.84%	1.20%	0.72%
Net interest spread	1.79%	2.02%	2.32%	2.64%	2.87%
Net interest margin	2.44%	2.61%	2.82%	2.97%	3.08%

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
At period end	2023	2023	2023	2022	2022
Assets:
Cash and due from banks	$39,285	$37,774	$31,354	$37,675	$35,000
Interest-bearing balances in other banks	9,550	5,814	7,129	193	8,410
Federal funds sold	205,700	93,100	102,100		69,600
Investment securities:
Available for sale	382,227	395,826	418,125	477,703	477,590
Equity investments carried at fair value	92	92	81	110	103
Held to maturity	86,246	88,211	89,705	91,179	92,771
Total investments	468,565	484,129	507,911	568,992	570,464
Loans held for sale					653
Loans	2,870,969	2,843,238	2,818,043	2,730,116	2,623,706
Less: allowance for credit losses	23,010	23,218	25,444	27,472	29,822
Net loans	2,847,959	2,820,020	2,792,599	2,702,644	2,593,884
Goodwill	63,370	63,370	63,370	63,370	63,370
Premises and equipment, net	61,936	57,712	56,561	55,667	54,394
Bank owned life insurance	49,123	48,857	48,598	48,344	48,235
Deferred tax assets	17,956	16,258	16,015	18,739	20,796
Accrued interest receivable	12,769	11,406	11,678	11,715	10,082
Other intangible assets, net	19	48	77	105	179
Other assets	49,567	43,287	41,079	46,071	41,739
Total assets	$3,825,799	$3,681,775	$3,678,471	$3,553,515	$3,516,806
Liabilities:
Deposits:
Noninterest-bearing	$691,071	$713,375	$746,089	$772,765	$769,935
Interest-bearing	2,674,012	2,516,106	2,489,878	2,273,833	2,354,205
Total deposits	3,365,083	3,229,481	3,235,967	3,046,598	3,124,140
Short-term borrowings	27,020	19,530	17,280	114,930	14,700
Long-term debt	25,000	25,000	25,000	555	1,104
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Accrued interest payable	4,777	4,701	2,304	903	1,129
Other liabilities	46,529	38,276	36,286	42,179	40,923
Total liabilities	3,501,409	3,349,988	3,349,837	3,238,165	3,214,996
Stockholders’ equity:
Common stock	14,093	14,272	14,323	14,321	14,330
Capital surplus	121,870	125,371	126,231	126,850	126,845
Retained earnings	247,857	244,017	237,522	230,515	224,238
Accumulated other comprehensive loss	(59,430)	(51,873)	(49,442)	(56,336)	(63,603)
Total stockholders’ equity	324,390	331,787	328,634	315,350	301,810
Total liabilities and stockholders’ equity	$3,825,799	$3,681,775	$3,678,471	$3,553,515	$3,516,806

Peoples Financial Services Corp.

Loan and Asset Quality Data (Unaudited)

(In thousands)

At period end	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Commercial
Taxable	$351,545	$384,091	$375,033	$377,215	$371,164
Non-taxable	229,635	225,796	224,343	222,043	224,764
Total	581,180	609,887	599,376	599,258	595,928
Real estate
Commercial real estate	1,846,350	1,794,355	1,782,911	1,709,827	1,620,116
Residential	357,647	348,911	342,459	330,728	326,223
Total	2,203,997	2,143,266	2,125,370	2,040,555	1,946,339
Consumer
Indirect Auto	78,953	83,348	86,587	76,491	70,006
Consumer Other	6,839	6,737	6,710	13,812	11,433
Total	85,792	90,085	93,297	90,303	81,439
Total	$2,870,969	$2,843,238	$2,818,043	$2,730,116	$2,623,706

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
At quarter end	2023	2023	2023	2022	2022
Nonperforming assets:
Nonaccrual/restructured loans	$3,060	$1,900	$1,798	$3,386	$3,938
Accruing loans past due 90 days or more	700	181	59	748	280
Foreclosed assets
Total nonperforming assets	$3,760	$2,081	$1,857	$4,134	$4,218

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2023	2023	2023	2022	2022
Allowance for credit losses:
Beginning balance	$23,218	$25,444	$27,472	$29,822	$29,374
ASU 2016-13 Transition Adjustment			(3,283)
Adjusted beginning balance	23,218	25,444	24,189	29,822	29,374
Charge-offs	65	77	75	233	101
Recoveries	23	52	66	32	99
(Credit to) provision for credit losses	(166)	(2,201)	1,264	(2,149)	450
Ending balance	$23,010	$23,218	$25,444	$27,472	$29,822

Peoples Financial Services Corp.

Deposit and Liquidity Detail (Unaudited)

(In thousands)

At period end	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Interest-bearing deposits:
Money market accounts	$767,868	$670,669	$775,511	$685,323	$706,947
Interest bearing demand and NOW accounts	825,066	760,690	698,888	772,712	813,743
Savings accounts	447,684	470,340	500,709	523,931	530,124
Time deposits less than $250	512,646	504,672	400,327	199,136	224,517
Time deposits $250 or more	120,748	109,735	114,443	92,731	78,874
Total interest-bearing deposits	2,674,012	2,516,106	2,489,878	2,273,833	2,354,205
Noninterest-bearing deposits	691,071	713,375	746,089	772,765	769,935
Total deposits	$3,365,083	$3,229,481	$3,235,967	$3,046,598	$3,124,140

	September 30, 2023
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,383,211	41.0%	70,835	$20
Commercial	1,102,473	32.8	13,288	83
Municipal	607,785	18.1	1,811	336
Brokered	271,614	8.1	28	9,701
Total Deposits	$3,365,083	100.0	85,962	$39

Uninsured	955,942	28.4%
Insured	2,409,141	71.6

	December 31, 2022
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,501,641	49.3%	71,039	$21
Commercial	967,244	31.7	11,891	81
Municipal	554,099	18.2	1,623	341
Brokered	23,614	0.8	30	787
Total Deposits	$3,046,598	100.00	84,583	$36

Uninsured	1,125,252	36.9%
Insured	1,921,346	63.1

			Total Available
At September 30, 2023	Total Available	Outstanding	for Future Liquidity
FHLB advances	$1,234,264	$405,951	$828,313
Federal Reserve - Discount Window	266,519		266,519
Correspondent bank lines of credit	18,000		18,000
Federal Reserve - Bank Term Funding Program	4,000		4,000
Other sources of liquidity:
Brokered deposits	382,580	271,614	110,966
Unencumbered securities	371,444		371,444
Total sources of liquidity	$2,276,807	$677,565	$1,599,242

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Average quarterly balances	2023	2023	2023	2022	2022
Assets:
Loans, net:
Taxable	$2,627,700	$2,615,881	$2,546,068	$2,441,358	$2,377,803
Tax-exempt	226,628	224,960	223,917	223,293	225,637
Total loans, net	2,854,328	2,840,841	2,769,985	2,664,651	2,603,440
Investments:
Taxable	454,727	469,712	499,327	528,826	544,782
Tax-exempt	87,731	88,371	100,368	111,206	111,578
Total investments	542,458	558,083	599,695	640,032	656,360
Interest-bearing balances with banks	6,893	6,839	1,218	4,649	9,180
Federal funds sold	134,583	61,093	19,353	14,477	13,665
Total interest-earning assets	3,538,262	3,466,856	3,390,251	3,323,809	3,282,645
Other assets	191,781	184,020	184,594	169,153	180,861
Total assets	$3,730,043	$3,650,876	$3,574,845	$3,492,962	$3,463,506
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$2,581,691	$2,493,680	$2,337,951	$2,301,974	$2,228,829
Noninterest-bearing	688,301	711,729	744,931	758,889	770,833
Total deposits	3,269,992	3,205,409	3,082,882	3,060,863	2,999,662
Short-term borrowings	21,759	16,854	91,530	49,444	78,922
Long-term debt	25,000	25,000	2,482	814	1,369
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Other liabilities	47,788	39,494	38,917	41,436	38,840
Total liabilities	3,397,539	3,319,757	3,248,811	3,185,557	3,151,793
Stockholders’ equity	332,504	331,119	326,034	307,405	311,713
Total liabilities and stockholders’ equity	$3,730,043	$3,650,876	$3,574,845	$3,492,962	$3,463,506

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2023	2023	2023	2022	2022
Core net income per share:
Net income GAAP	$6,746	$9,425	$7,579	$9,139	$9,968
Adjustments:

Less: Gain (loss) on sale of available for sale securities			81	(1,976)
Add: Gain (loss) on sale of available for sale securities tax adjustment			17	(415)
Add: Acquisition related expenses	869	121
Less: Acquisition related expenses tax adjustment	144	19

Core net income	$7,471	$9,527	$7,515	$10,700	$9,968
Average common shares outstanding - diluted	7,120,685	7,177,915	7,198,970	7,201,785	7,213,147
Core net income per share	$1.05	$1.33	$1.04	$1.49	$1.38

Tangible book value:
Total stockholders’ equity	$324,390	$331,787	$328,634	$315,350	$301,810
Less: Goodwill	63,370	63,370	63,370	63,370	63,370
Less: Other intangible assets, net	19	48	77	105	179
Total tangible stockholders’ equity	$261,001	$268,369	$265,187	$251,875	$238,261
Common shares outstanding	7,040,851	7,130,409	7,150,757	7,158,017	7,162,750
Tangible book value per share	$37.07	$37.64	$37.09	$35.19	$33.26

Core return on average stockholders’ equity:
Net income GAAP	$6,746	$9,425	$7,579	$9,139	$9,968
Adjustments:
Less: Gain (loss) on sale of available for sale securities		—	81	(1,976)
Add: Gain (loss) on sale of available for sale securities tax adjustment		—	17	(415)
Add: Acquisition related expenses	869	121
Less: Acquisition related expenses tax adjustment	144	19
Core net income	$7,471	$9,527	$7,515	$10,700	$9,968
Average stockholders’ equity	$332,504	$331,119	$326,034	$307,405	$311,713
Core return on average stockholders’ equity	8.91%	11.54%	9.35%	13.81%	12.69%

Return on average tangible equity:
Net income GAAP	$6,746	$9,425	$7,579	$9,139	$9,968
Average stockholders’ equity	$332,504	$331,119	$326,034	$307,405	$311,713
Less: average intangibles	63,404	63,433	63,461	63,512	63,549
Average tangible stockholders’ equity	$269,101	$267,686	$262,573	$243,893	$248,164
Return on average tangible stockholders’ equity	9.95%	14.12%	11.71%	14.87%	15.94%

Core return on average tangible stockholders’ equity:
Net income GAAP	$6,746	$9,425	$7,579	$9,139	$9,968
Adjustments:
Less: Gain (loss) on sale of available for sale securities			81	(1,976)
Add: Gain (loss) on sale of available for sale securities tax adjustment			17	(415)
Add: Acquisition related expenses	869	121
Less: Acquisition related expenses tax adjustment	144	19
Core net income	$7,471	$9,527	$7,515	$10,700	$9,968
Average stockholders’ equity	$332,504	$331,119	$326,034	$307,405	$311,713
Less: average intangibles	63,404	63,433	63,461	63,512	63,549
Average tangible stockholders’ equity	$269,101	$267,686	$262,573	$243,893	$248,164
Core return on average tangible stockholders’ equity	11.01%	14.28%	11.61%	17.41%	15.94%

Core return on average assets:
Net income GAAP	$6,746	$9,425	$7,579	$9,139	$9,968
Adjustments:
Less: Gain (loss) on sale of available for sale securities			81	(1,976)
Add: Gain (loss) on sale of available for sale securities tax adjustment			17	(415)
Add: Acquisition related expenses	869	121
Less: Acquisition related expenses tax adjustment	144	19
Core net income	$7,471	$9,527	$7,515	$10,700	$9,968
Average assets	$3,730,043	$3,650,876	$3,574,845	$3,492,962	$3,463,506
Core return on average assets	0.79%	1.05%	0.85%	1.22%	1.14%

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Sept 30	Sept 30
Nine months ended	2023	2022
Core net income per share:
Net income GAAP	$23,750	$28,951
Adjustments:
Less: Gain on sale of available for sale securities	81
Add: Gain on sale of available for sale securities tax adjustment	17
Add: Acquisition related expenses	990
Less: Acquisition related expenses tax adjustment	163
Core net income	$24,513	$28,951
Average common shares outstanding - diluted	7,165,570	7,214,966
Core net income per share	$3.42	$4.01

Core return on average stockholders’ equity:
Net income GAAP	$23,750	$28,951
Adjustments:
Less: Gain on sale of available for sale securities	81
Add: Gain on sale of available for sale securities tax adjustment	17
Add: Acquisition related expenses	990
Less: Acquisition related expenses tax adjustment	163
Core net income	$24,513	$28,951
Average stockholders’ equity	329,909	324,521
Core return on average stockholders’ equity	9.93%	11.93%

Return on average tangible equity:
Net income GAAP	$23,750	$28,951
Average stockholders’ equity	329,909	324,521
Less: average intangibles	63,432	63,694
Average tangible stockholders’ equity	$266,477	$260,827
Return on average tangible stockholders’ equity	11.92%	14.84%

Core return on average tangible stockholders’ equity:
Net income GAAP	$23,750	$28,951
Adjustments:
Less: Gain on sale of available for sale securities	81
Add: Gain on sale of available for sale securities tax adjustment	17
Add: Acquisition related expenses	990
Less: Acquisition related expenses tax adjustment	163
Core net income	$24,513	$28,951
Average stockholders’ equity	329,909	324,521
Less: average intangibles	63,432	63,694
Average tangible stockholders’ equity	$266,477	$260,827
Core return on average tangible stockholders’ equity	12.30%	14.84%

Core return on average assets:
Net income GAAP	$23,750	$28,951
Adjustments:
Less: Gain on sale of available for sale securities	81
Add: Gain on sale of available for sale securities tax adjustment	17
Add: Acquisition related expenses	990
Less: Acquisition related expenses tax adjustment	163
Core net income	$24,513	$28,951
Average assets	3,652,490	3,390,068
Core return on average assets	0.90%	1.14%

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

The following tables reconcile the non-GAAP financial measures of FTE net interest income for the three and nine months ended September 30, 2023 and 2022:

Three months ended September 30	2023	2022
Interest income (GAAP)	$38,765	$29,230
Adjustment to FTE	475	494
Interest income adjusted to FTE (non-GAAP)	39,240	29,724
Interest expense	17,488	4,232
Net interest income adjusted to FTE (non-GAAP)	$21,752	$25,492

Nine months ended September 30	2023	2022
Interest income (GAAP)	$109,779	$79,693
Adjustment to FTE	1,440	1,399
Interest income adjusted to FTE (non-GAAP)	111,219	81,092
Interest expense	43,294	8,357
Net interest income adjusted to FTE (non-GAAP)	$67,925	$72,735

The efficiency ratio is noninterest expenses, less amortization of intangible assets and acquisition related costs, as a percentage of FTE net interest income plus noninterest income. The following tables reconcile the non-GAAP financial measures of the efficiency ratio to GAAP for the three and nine months ended September 30, 2023 and 2022:

Three months ended September 30	2023	2022
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$17,054	$15,935
Less: Amortization of intangible assets expense	29	96
Less: Acquisition related expenses	869
Noninterest expense (non-GAAP)	16,156	15,839

Net interest income (GAAP)	21,277	24,998
Plus: Taxable equivalent adjustment	475	494
Noninterest income (GAAP)	3,692	3,317
Less: Net gains (losses) on equity securities		(18)
Net interest income (FTE) plus noninterest income (non-GAAP)	$25,444	$28,827
Efficiency ratio (non-GAAP)	63.50%	54.95%

Nine months ended September 30	2023	2022
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$50,222	$45,717
Less: Amortization of intangible assets expense	86	289
Less: Acquisition related expenses	990
Noninterest expense (non-GAAP)	49,146	45,428

Net interest income (GAAP)	66,485	71,336
Plus: Taxable equivalent adjustment	1,440	1,399
Noninterest income (GAAP)	10,918	10,619
Less: Net losses on equity securities	(17)	(37)
Less: Gains on sale of available for sale securities	81
Net interest income (FTE) plus noninterest income (non-GAAP)	$78,779	$83,391
Efficiency ratio (non-GAAP)	62.38%	54.48%